UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2004

Garden Fresh Restaurant Corp.

(Exact name of registrant as specified in its charter)

Delaware	000-25886	330028786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15822 Bernardo Center Drive, Suite A San Diego, CA	92127
(Address of principal executive offices)	(Zip Code)

(858) 675-1600

(Registrant’s telephone number, including area code)

Item 5.    Other Events.

On January 30, 2004, Garden Fresh Restaurant Corp., a Delaware corporation (“Garden Fresh”), entered into an Amended and Restated Agreement and Plan of Merger (the “Restated Merger Agreement”) dated as of September 29, 2003, with GF Holdings, Inc., a Delaware corporation (“GF Holdings”), and GFR Acquisition Company, a Delaware corporation and wholly-owned subsidiary of GF Holdings (“Merger Sub”), pursuant to which Merger Sub will merge with and into Garden Fresh, with Garden Fresh being the surviving corporation (the “Merger”). Among other things, the Restated Merger Agreement extends from February 27, 2004 to March 12, 2004 the date specified in the original merger agreement between the parties dated as of September 29, 2003, as amended on November 21, 2003, after which Garden Fresh or GF Holdings may terminate the Restated Merger Agreement in the event the Merger has not closed by that date and the failure to close the Merger is not caused by the terminating party’s breach of the Restated Merger Agreement. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Merger Agreement, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Garden Fresh issued a press release dated November 25, 2003, which is filed as Exhibit 99.1 hereto and incorporated herein by reference, announcing the execution of the Amendment and also providing an update regarding the status of the Merger.

Item 7.    Financial Statements and Exhibits.

(c) Exhibits

2.1	Amended and Restated Agreement and Plan of Merger dated as of September 29, 2003, by and among Garden Fresh Restaurant Corp., GF Holdings, Inc. and GFR Acquisition Company.

99.1	Press Release dated February 2, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GARDEN FRESH RESTAURANT CORP.

By:	/s/ DAVID W. QUALLS

David W. Qualls Chief Financial Officer and Secretary

Date:    February 2, 2004

EXHIBIT INDEX

EXHIBIT	DESCRIPTION

2.1	Amended and Restated Agreement and Plan of Merger dated as of September 29, 2003, by and among Garden Fresh Restaurant Corp., GF Holdings, Inc. and GFR Acquisition Company.

99.1	Press Release dated February 2, 2004.